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                  1st FRANKLIN FINANCIAL CORPORATION

                          INDEX TO EXHIBITS


Exhibit No.                                                   Page No.

    19      Quarterly Report to Investors for
                 the Six Months Ended June 30, 1995..........    6

    27      Financial Data Schedule..........................   15

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